                                                                    EXHIBIT 32.1

                           GTECH HOLDINGS CORPORATION

                            CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350 AS ADOPTED
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GTECH Holdings Corporation (the "Company") on Form 10-Q for the period ending May 29, 2004 as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, W. Bruce Turner, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to sections 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                    GTECH HOLDINGS CORPORATION

Date: July 2, 2004                  By /s/ W. Bruce Turner
                                    --------------------------------------------
                                    W. Bruce Turner
                                    President and Chief Executive Officer